UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 21, 2008
Date of Report (Date of earliest event reported)
COMPLETE PRODUCTION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32858	72-1503959
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

11700 Old Katy Road, Suite 300
Houston, Texas	77079
(Address of principal executive	(Zip Code)
offices)
Registrant’s telephone number, including area code: (281) 372-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 21, 2008, the Board of Directors (the “Board”) of Complete Production Services, Inc. (the “Company”) approved and adopted an amendment and restatement of the Company’s Bylaws. The Bylaws of Complete Production Services, Inc., dated as of February 21, 2008 (the “Amended Bylaws”), include the following changes:
(i)	To allow for the issuance, recordation and transfer of the Company’s securities by electronic or other means not involving the issuance of a certificate in compliance with New York Stock Exchange’s requirement.

(ii)	To permit (a) the Board to hold annual or special meetings of the stockholders solely by means of remote communication to the extent permitted by Delaware law; and (b) stockholders and proxyholders not physically present at a meeting of stockholders to participate and vote in the meeting by means of remote communication, subject to authorization by the Board and only to the extent permitted by Delaware law.

(iii)	To clarify who presides over meetings of the Board and meetings of the stockholders and to clarify the Company’s responsibility to maintain and make available a list of stockholders as required by Delaware law.

(iv)	To clarify consistent with Delaware law, that (i) a director who has a direct or indirect interest in a transaction with the Company will be counted in determining whether a quorum is present at any meeting of the Board or a committee thereof at which such transaction is considered or authorized; and (ii) the director may participate at such meeting and vote on such authorization if the material facts as to such director’s interest and as to the transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum.

(v)	To clarify that directors and officers of all of the Company’s subsidiaries as well as fiduciaries of their employment benefit plan are eligible for indemnification by the Company.

(vi)	To make certain changes to conform the Amended Bylaws to Delaware law, delete certain provisions that are no longer applicable or required, or include clarifying standard provisions of bylaws and make other non-substantive changes.
     The Amended Bylaws took effect upon adoption by the Board. The foregoing is a brief description of certain material amendments reflected in the Amended Bylaws and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. A marked copy of the Amended Bylaws, showing all of the changes and additions, is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Bylaws of Complete Production Services, Inc., as amended and restated through February 21, 2008.
99.1	Bylaws of Complete Production Services, Inc., as amended and restated through February 21, 2008, marked to show all changes

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Production Services, Inc.
Date: February 27, 2008	By:	/s/ J. Michael Mayer
J. Michael Mayer
Senior Vice President and Chief Financial Officer